FORM OF ELECTION AND LETTER OF TRANSMITTAL
FOR
SHARES OF COMMON STOCK OF
MISSION RESOURCES CORPORATION
IN CONNECTION WITH THE MERGER OF
MISSION RESOURCES CORPORATION
WITH
PETROHAWK ACQUISITION CORPORATION
(A SUBSIDIARY OF PETROHAWK ENERGY CORPORATION)
To the Exchange Agent:
American Stock Transfer and Trust Company
Attn: Reorganization Dept.
59 Maiden Lane
New York, New York 10038
(877) 248-6417
SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
BEFORE COMPLETING THIS FORM.
THIS FORM OF ELECTION AND LETTER OF TRANSMITTAL MUST BE RECEIVED BY
THE EXCHANGE AGENT ON OR BEFORE                     , 2005.
Ladies and Gentlemen:
      The undersigned stockholder of Mission Resources Corporation, a Delaware corporation (“Mission”), hereby transfers the certificates representing shares of Mission common stock (the “Mission Shares”) identified in Box A below, in exchange for the merger consideration described below, subject to completion of the merger of Mission with Petrohawk Acquisition Corporation (“Merger Sub”), following which Mission will continue as the surviving corporation.
      The undersigned represents and warrants that the undersigned has full power and authority to surrender the Mission Share certificate(s) surrendered herewith, free and clear of any liens, claims, charges or encumbrances whatsoever. The undersigned understands and acknowledges that the method of delivery of the certificate(s) and all other required documents is at the option and risk of the undersigned and that the risk of loss of such certificate(s) shall pass only after American Stock Transfer & Trust Company (the “Exchange Agent”) has actually received the certificate(s). All questions as to the validity, form and eligibility of any election and surrender of certificate(s) hereunder shall be determined by the Exchange Agent, and such determination shall be final and binding. Upon request, the undersigned shall execute and deliver all additional documents deemed by the Exchange Agent to be necessary to complete the conversion, cancellation and retirement of the Mission Shares delivered herewith. No authority hereby conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
UNLESS YOU ARE CHANGING THE NAME ON YOUR ACCOUNT, SEEKING DELIVERY OF A PETROHAWK ENERGY COMMON STOCK CERTIFICATE AND/OR CHECK TO AN ADDRESS OTHER THAN THE ONE PRINTED IN THE ACCOUNT INFORMATION SECTION OF THE FORM OF ELECTION, OR ARE TENDERING PURSUANT TO A NOTICE OF GUARANTEED DELIVERY, YOU DO NOT NEED TO COMPLETE BOX B, C OR D OF THE FORM. HOWEVER, BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU DO THE FOLLOWING:
PLEASE REFER TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS FOR AN EXPLANATION OF THE TERMS OF THE ELECTION. IF YOU SURRENDER YOUR MISSION SHARES TO MAKE AN ELECTION, YOU WILL NOT BE ABLE TO SELL THOSE MISSION SHARES, UNLESS YOU REVOKE YOUR ELECTION PRIOR TO THE ELECTION DEADLINE.

BOX A:
ELECTION AND DESCRIPTION OF SHARES SURRENDERED
Your account information:

(1)	Name and address of the holder of record as shown on the records of Mission Resources Corporation of the Mission Share certificate(s) surrendered:

Mission Shares Surrendered
(attach additional signed list, if necessary)

Mission Share Certificate Number(s):	Number of Mission Shares Represented by Certificate(s):
      Total Number of Mission Shares Surrendered:
(2) Social Security/Taxpayer ID No.:

You must mark one and only one of Boxes (3), (4) or (5) to participate in the Election.

(3)	☐ Mark this box for Stock Consideration for all of your Mission Shares subject to possible allocation.
OR

(4)	☐ Mark this box for Cash Consideration for all of your Mission Shares subject to possible allocation.
OR

(5)	☐ Mark this box for a combination of Stock Consideration and Cash Consideration. Insert the number of Mission Shares for which you elect Stock Consideration subject to possible allocation:

(6)	☐ For a name change, mark this box and complete Box B below (you must also mark either Box (3), (4) or (5)).

All Mission Resources Corporation stockholders making an election must sign below. The stockholder who provides the Social Security Number in Number 2 above must sign the Substitute Form W-9.
(7)

Signature of Owner
and

Signature of Co-Owner, if any
(8)

Daytime Phone Number
(9)

Date
You must complete Substitute Form W-9 on the reverse side.

BOX B:
CHANGE OF NAME ON ACCOUNT
     If you would like any shares of Petrohawk Energy Corporation common stock to be issued in another name, fill in this section with the information for the new account name. If you need more room, please use a separate sheet. The check and/or Petrohawk Energy Corporation common stock certificate delivered/exchanged in connection with the merger will be issued in the name(s) printed in the account information section above unless you indicate a different name below. Your signature and a Medallion Signature Guarantee are required. The Substitute Form W-9 on the reverse side must be completed by the new account holder.

Name (Please Print First, Middle & Last Name)

Address (Number & Street)

Address (City, State & Zip)

New Account’s Social Security/ Taxpayer ID No.
Place Medallion Signature
Guarantee Here

Signature of Current Owner

Signature of Co-Owner, if any

BOX D:
SPECIAL DELIVERY INSTRUCTIONS
     The Petrohawk Energy Corporation common stock certificate and/or check will be mailed to the address printed in the account information section above unless you indicate a different address below:

Name (Please Print First, Middle & Last Name)

Address (Number & Street)

Address (City, State & Zip)

BOX C:
NOTICE OF GUARANTEED DELIVERY
     If surrendered Mission Shares are being delivered pursuant to a notice of guaranteed delivery, provide the following information.

Name of Firm

Signature

Title

Address (Number & Street)

Address (City, State & Zip)

Area Code and Telephone Number

Date of Execution of Notice of Guaranteed Delivery

SUBSTITUTE Form W-9	PART 1—Taxpayer Identification Number —ENTER YOUR TIN IN THE BOX AT RIGHT. (For most individuals, this is your social security number. If you do not have a TIN, see Obtaining a Number in the enclosed Guidelines). CERTIFY BY SIGNING AND DATING BELOW.

	Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer.	Social Security Number - - OR Employer Identification Number (if awaiting TIN, write “Applied For”) -

Department of the Treasury Internal Revenue Service	PART 2—Payees Exempt from Backup Withholding— See the enclosed Guidelines and complete as instructed therein.

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	PART 3—Certification— Under penalties of perjury, I certify that:

 (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

 (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

 (3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Name (please print)
Street Address
City, State and Zip Code
	Signature		Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE
“APPLIED FOR” INSTEAD OF A TIN IN THE SUBSTITUTE FORM W-9
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
         I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Exchange Agent, 28% of all reportable payments made to me will be withheld, but will be refunded to me if I provide a certified taxpayer identification number within 60 days.
 Signature

 Date ________________, 2005

NOTE:	FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO SHARES SURRENDERED IN THE MERGER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

INSTRUCTIONS FOR COMPLETING
THE FORM OF ELECTION AND LETTER OF TRANSMITTAL
      These instructions are for the accompanying Form of Election and Letter of Transmittal (“Form of Election”) for the shares of common stock (the “Mission Shares”) of Mission Resources Corporation (“Mission”). All elections are subject to the terms of the merger agreement that was furnished to stockholders as part of the Joint Proxy Statement/Prospectus dated                     , 2005.
      As described in the Joint Proxy Statement/ Prospectus, we cannot guarantee that you will receive the form of payment that you elect. It is very important that you complete, sign and return the Form of Election to American Stock Transfer & Trust Company (the “Exchange Agent”) before 5:00 p.m., Houston, Texas time, on                     , 2005 (the “Election Deadline”). Please use the enclosed envelope, addressed to the Exchange Agent, to return the Form of Election, together with all of your Mission Share certificates or, if you do not hold your Mission Shares in certificated form, submit your shares by book-entry transfer (see below). All Mission Share certificates must be submitted with the Form of Election no matter what election you make, unless you follow the procedures for guaranteed delivery or the procedure for book-entry transfer is followed (see below). If you surrender your Mission Shares to make an election, you will not be able to sell those Mission Shares, unless you revoke your election prior to the Election Deadline. Assuming that the merger is completed, you will not need to complete or execute a letter of transmittal with respect to any Mission Share certificate(s) that you surrender with the Form of Election.
      Your election may be revoked or changed at any time prior to the Election Deadline. In order to revoke your election, you must make a written request for revocation, which must be received by the Exchange Agent prior to the Election Deadline, upon receipt of which your Mission Share certificate(s) will be returned to you. In order to change your election, you must validly complete a new Form of Election, which must be received by the Exchange Agent prior to the Election Deadline. Additional copies of this Form of Election may be obtained by contacting the Exchange Agent.
      Any disputes regarding your election or the elections made by other Mission stockholders will be resolved by Petrohawk Energy Corporation (“Petrohawk”), whose decision will be final for all parties concerned. Petrohawk has the absolute right to reject any and all Forms of Election which it determines are not in proper form or to waive defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. Please return your Form of Election promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.
Mission Shares Held by a Broker, Bank or Other Nominee; Book-entry Transfer
      If some of your Mission Shares are held in “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on what to do with those shares, and follow those instructions. These shares may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the Exchange Agent.
Letter of Transmittal
      If you do not properly submit your Form of Election with your Mission Share certificate(s) (or Notice of Guaranteed Delivery), then you will be deemed not to have made any election with respect to your Mission Shares and promptly after the closing date of the merger, the Exchange Agent will mail to you a letter of transmittal and instructions for surrendering Mission Share certificate(s) for use in exchanging your Mission Share certificate(s) for the merger consideration.
Lost, Stolen or Destroyed Mission Share Certificate(s)
      If you wish to make an election with respect to any Mission Shares represented by lost, stolen or destroyed Mission Share certificate(s), notify the Exchange Agent by phone immediately for instructions at 1-800-937-5449. The Exchange Agent may require you to execute an affidavit and indemnity agreement in connection with such lost, stolen or destroyed Mission Share certificate(s) and such other documents as it may request to effect an exchange. The Exchange Agent may require you to reimburse it for certain fees and expenses in connections with the exchange of Mission Shares represented by lost, stolen or destroyed Mission Share certificate(s). Please contact the Exchange Agent at 1-800-937-5449 with questions.

Account Information
      The front of the Form of Election shows the registration of your account and the number of shares owned by you as reflected on the records of Mission at the time of mailing these instructions.
      Mark through any incorrect address information that is printed in this area on the Form of Election. Clearly print your correct address in the space beside the printed information.
      If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Form of Election, you must include your full title and send the Exchange Agent proper evidence of your authority to submit the Form of Election to exchange your Mission Share certificate(s).
Election Options and Required Signatures
      The terms of the merger agreement allow you to choose the form of consideration you receive in exchange for your Mission Share certificate(s). However, as explained in the Joint Proxy Statement/ Prospectus, we cannot guarantee that you will receive the form of merger consideration that you elect. Additionally, stockholders receiving any common stock of Petrohawk Energy Corporation (“Petrohawk”) as consideration in the merger will receive cash in lieu of any fractional shares of Petrohawk common stock. For more information, please refer to the Joint Proxy Statement/ Prospectus dated June      , 2005. Regardless of the option you choose, your Mission Share certificate(s) or notice of guaranteed delivery must be returned with the completed and duly executed Form of Election for your election to be valid. If you do not hold Mission Shares in certificated form, you may still be required to complete and return the Form of Election (please contact your broker, bank or other nominee for more information).

Payment Options
      Select from the following options:

•	Stock consideration, subject to possible allocation;

•	Cash consideration, subject to possible allocation; or

•	Stock consideration, subject to possible allocation, for the number of shares designated by you as being tendered in the space provided on the Form of Election, and cash consideration, subject to possible allocation, for the remainder of your Mission Shares tendered.

      If you fail to submit a properly completed Form of Election, together with your Mission Share certificate(s) (or a properly completed Notice of Guaranteed Delivery) or complete the procedure for book-entry transfer, prior to the Election Deadline, you will be deemed not to have made an election. As a non-electing holder, you will be paid approximately equivalent value per share to the amount paid per share to holders making elections, but you may be paid all in cash, all in Petrohawk common stock, or in part cash and in part Petrohawk common stock, depending on the remaining pool of cash and Petrohawk common stock available for paying merger consideration after honoring the cash elections and stock elections that other stockholders have made.

Required Signatures
      All stockholders listed on the account must sign the Form of Election. Please be sure to include your daytime telephone number.
Transfer Taxes
      In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the record holder, such transferee or assignee must pay such tax to Petrohawk or must establish to the satisfaction of Petrohawk that such tax has been paid.
Taxpayer Identification Number and Backup Withholding
      In order to avoid “backup withholding” of U.S. federal income tax on payment of the cash portion of the merger consideration, each U.S. stockholder of Mission Shares must, unless an exemption applies, provide the Exchange Agent with such stockholder’s correct taxpayer identification number (“TIN”) on the Substitute Form W-9 included in this Form of Election and certify, under penalties of perjury, that such TIN is correct, that such stockholder is not subject to backup withholding and that such stockholder is a U.S. person. If a stockholder does not provide such stockholder’s correct TIN or fails to provide the required certifications, the Internal Revenue Service (the “IRS”) may impose a penalty of $50 on such stockholder and payment of cash to such stockholder pursuant to the merger may be subject to backup withholding of 28%.
      Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing a U.S. federal income tax return.
      The surrendering stockholder is required to give the Exchange Agent the TIN (i.e., the social security number or the employer identification number) of the record holder of the Mission Shares. If the Mission Shares are held in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which TIN to report.
      If the surrendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such stockholder should write “Applied For” in the space provided for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9. The stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number at the bottom of the Substitute Form W-9. Notwithstanding that the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% on all reportable payments made prior to the time a properly certified TIN is provided to the Exchange Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional information on obtaining a TIN.
      Certain stockholders (including, among others, corporations and certain foreign individuals and entities) are exempt from backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. stockholders should indicate their exempt status on the Substitute Form W-9. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more instructions. In order for a foreign person to qualify as exempt, such person must submit a properly completed Form W-8, Certificate of Foreign Status (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to such stockholder’s foreign status. Such Form W-8 may be obtained from the Exchange Agent.
      You are urged to consult your tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such exemption.
Guide to Form of Election Line Items
Box A:     Election and Description of Mission Shares Surrendered
      (1) Please provide your name, address and provide each stock certificate number, the number of Mission Shares represented by each such stock certificate(s) and the total number of Mission Shares surrendered.
      (2) The Social Security Number or Taxpayer ID Number as listed on your account. Please verify that this is your correct Social Security Number or Taxpayer ID Number. If your Social Security Number or Taxpayer ID Number is incorrect, please print the correct number in the area provided.
      (3) If you mark this box, you are electing stock consideration for all of your Mission Shares tendered herewith, subject to possible allocation as described in the accompanying Joint Proxy Statement/ Prospectus.
      (4) If you mark this box, you are electing cash consideration for all of your Mission Shares tendered herewith, subject to possible allocation as described in the accompanying Joint Proxy Statement/ Prospectus.
      (5) If you mark this box, you are electing a combination of stock consideration and cash consideration, subject to possible allocation as described in the accompanying Joint Proxy Statement/ Prospectus. Please insert the number of Mission Shares tendered herewith for which you are electing stock consideration, subject to possible allocation. Cash consideration, subject to possible allocation, will automatically be elected for the remainder of your Mission Shares tendered herewith.
      (6) Mark this box and complete Box B on the next page if you would like your stock or cash consideration to be issued in another name. You must also mark either Box (3), (4) or (5).

      (7) All registered owners, as shown on the Form of Election, must sign the Form of Election. Do not sign the Mission Share certificates.
      (8) Please give us your daytime telephone number in case we need to contact you.
      (9) Please date the Form of Election.
Box B:     Change of Name on Account
      If you want your shares of Petrohawk common stock registered in, and/or your check made payable to, a name or names different from the name(s) printed on the Form of Election, please follow the instructions below.
      First, print the name(s) and address(es) of the person(s) to receive the shares of Petrohawk common stock and/or check in the space provided. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Mission Share certificate(s), if applicable, and your Form of Election.

Name change due to marriage or transfer of ownership to another individual:

1. Obtain a signature guarantee for the stockholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

Stockholder whose name is printed on the Form of Election is deceased. You are the executor or administrator of the estate:

1. Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2. Notarized or Medallion Stamp Guaranteed Affidavit of Domicile.

The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor only:

1. Provide a certified (under raised seal) copy of death certificate.

2. Survivor’s signature (signature guarantee is not necessary in this case).

The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor and adding a name:

1. Provide a certified (under raised seal) copy of death certificate.

2. Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

The account is a custodial account and the former minor has reached the legal age of majority:

1. The custodian must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

If the request is being made by the minor who has now reached the age of majority:

1. The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2. Provide a certified or Medallion Signature Guaranteed (under raised seal) copy of the birth certificate for the former minor.

You want to have the account registered in the name of a trust:

1. Obtain a signature guarantee for the stockholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2. Provide a copy of the first and last pages of the trust agreement.
      If your circumstances differ from those listed above, or if you have any other questions, please contact the Exchange Agent at 1-877-248-6417. (toll free).
Box C:     Notice of Guaranteed Delivery
      Complete this area if you are not delivering your Mission Share certificate(s) with the Form of Election or the procedure for book-entry transfer cannot be completed on a timely basis and you will be completing the enclosed Notice of Guaranteed Delivery. Stockholders whose certificate(s) for Mission Shares are not immediately available or who cannot deliver their certificates for Mission Shares to the Exchange Agent or the tendering of whose Mission Shares by book-entry transfer cannot be completed on or prior to the Election Deadline may make an effective election for their Mission Shares by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by the Exchange Agent, together with a properly completed and duly executed Election Form (or a manually signed facsimile thereof), on or prior to the Election Deadline, and (iii) the certificate(s) evidencing all physically surrendered Mission Shares (or a confirmation evidencing the transfer of all Mission Shares tendered by book-entry transfer), together with any required signature guarantees, and any other documents required by this Form of Election, must be received by the Exchange Agent by 5:00 p.m., Houston, Texas time, on the date that is three business days after the Election Deadline.
Box D:     Special Delivery Instructions
      Complete this area only if you want the Petrohawk common stock certificates and/or check to be delivered to an address other than the one printed in the account information section of the Form of Election.

DELIVERY INSTRUCTIONS
The Exchange Agent is:
American Stock Transfer & Trust Company, Inc.
         For more information, please call 1-800-937-5449.
By Registered or Certified Mail, By Overnight Courier or By Hand:
American Stock Transfer and Trust Company
Attn.: Reorganization Dept.
59 Maiden Lane
New York, New York 10038
(877) 248-6417
Delivery of the Form of Election to an address other than that set forth above will not constitute a valid delivery to the Exchange Agent.
If you send Mission Share certificate(s) with the Form of Election by mail, it is recommended that you use registered mail insured for 2% of the market value ($25.00 minimum), return receipt requested.
For more information please call the Exchange Agent at 1-877-248-6417.